UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MFRI, INC.
(name of registrant as specified in its charter)
_________________________________________
(name of person(s) filing proxy statement, if other than registrant)

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7720 N. Lehigh Avenue
Niles, Illinois 60714

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Tuesday June 17, 2014
10:00 a.m. Central Time

The Hilton Rosemont Chicago O'Hare
5550 North River Road
Rosemont, Illinois 60018

MFRI, Inc. ("Company", "Registrant") is holding its 2014 annual meeting for the following purposes:

1.to elect seven directors;

2.to approve the Company's executive compensation on an advisory basis;

3.	to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2015; and

4.	to transact such other business as may be properly presented at the meeting.

The Board of Directors recommends that you vote "FOR" the election of the director nominees, "FOR" the approval of the advisory resolution on executive compensation and "FOR" ratification of the appointment of Grant Thornton LLP as the Company's independent accountant.

Shareholders of record at the close of business on April 21, 2014 are entitled to attend and vote at the meeting.
On behalf of your Board of Directors, thank you for your continued support of MFRI, Inc.

We have elected to use the notice and access rules adopted by the Securities and Exchange Commission ("SEC") to provide our shareholders access to our proxy materials and Annual Report to Shareholders by notifying them of the availability of our proxy materials and Annual Report to Shareholders via the Internet. The notice and access model gives the Company a fast, efficient and lower-cost way to furnish shareholders with their proxy materials and reduces our impact on the environment. As a result, on May 8, 2014, we mailed to our shareholders a "Notice Regarding the Availability of Proxy Materials" ("Notice") with instructions on how to access the proxy materials and the Annual Report to Shareholders via the Internet and how to vote online. On the date of mailing of the Notice, all shareholders will be able to access the proxy materials on a website referred to, and at the URL address included in, the Notice and in the proxy statement. These proxy materials will be available free of charge.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 17, 2014. This Proxy Statement, the Company's 2013 Annual Report and directions to the location of the annual meeting of shareholders are available on the Company's website at www.mfri.com under: Investor's Center.
By order of the Board of Directors,
Karl J. Schmidt
Secretary
May 8, 2014

MFRI, INC.
PROXY STATEMENT
For the Annual Meeting of Shareholders of MFRI, Inc.
June 17, 2014
VOTING AND OTHER INFORMATION

This Proxy Statement and the form of proxy are first being made available to shareholders of the Company on May 8, 2014. The Company's fiscal year ends January 31. Years described as 2013 and 2012 are the fiscal years ended January 31, 2014 and 2013, respectively.

Who may vote? You may vote if you were the holder of record of shares at the close of business on April 21, 2014. You are entitled to one vote on each proposal presented at the 2014 Annual Shareholders' Meeting for each share you owned at that time. If you held shares at that time in "street name" through a bank, broker, or other nominee, you must obtain a legal proxy, executed in your favor, from the institution that holds your shares as of the close of business on April 21, 2014, to be entitled to vote those shares at the meeting. As of the close of business on April 21, 2014, there were 7,177,562 shares outstanding.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed copies of these materials in the mail?

In accordance with rules promulgated by the SEC, the Company has elected to furnish the proxy materials to shareholders electronically via the Internet at www.proxyvote.com. On May 8, 2014, the Company began mailing to shareholders a Notice containing general information about the annual meeting, the address of the website on which this proxy statement and the Company's annual report, excluding exhibits, are available for review, printing and downloading, and instructions on how to submit proxy votes. If you received that Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the Notice.

What am I voting on? You are voting on:
1.the election of seven directors;

2.	the approval of an advisory resolution on executive compensation; and

3.	the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2015.

In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters come before the meeting, proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors. The approval of an advisory resolution on executive compensation; and the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2015 each require the affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting on such matter in order to be approved.

What is householding? The rules of the SEC permit companies to provide a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to households in which more than one shareholder resides ("Householding"). Shareholders who share an address and who have been previously notified that their broker, bank or other intermediary will be Householding their proxy materials will receive only one copy of the

Company's Proxy Statement and 2013 Annual Report to Shareholders or notice of internet availability of proxy materials, as applicable, unless they have affirmatively objected to the Householding notice.

Shareholders sharing an address who received only one set of these materials may request a separate copy, which will be promptly sent at no cost, by contacting the Corporate Secretary of the Company orally or in writing. For future annual meetings, a Shareholder may request separate annual reports or proxy statements, or may request the Householding of such materials, by contacting the Company's Transfer Agent at the following address:

Continental Stock Transfer & Trust Company
1 Battery Place
New York, New York 10004
(212) 509-4000

What is the quorum requirement for holding the 2014 Annual Shareholders' Meeting? The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Shareholders for a vote.

Can I revoke my proxy? Yes, a shareholder of record may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company in care of the Corporate Secretary at MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714, by executing and duly and timely delivering a subsequent proxy to the same address shown immediately above, or by attending the meeting and voting in person. For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. If you are a shareholder of record as of the record date attending the annual meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

How can I access the proxy materials on the internet? You can access the proxy statement and the Annual Report from the Company's website at www.mfri.com.

How may I obtain a paper copy of the proxy materials? Additional copies of the Annual Report, excluding exhibits on Form 10-K, this proxy statement and directions to the location of the annual meeting of shareholders may be obtained, without charge, from the Company by calling 847-966-1000, or by writing to the Company's Corporate Secretary at MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714.

In addition to the use of the mail, proxies may be solicited by directors, officers, or employees of the Company in person, by electronic mail, by telephone or by other means. The cost of the proxy solicitations will be paid by the Company.

What is the effect of a "broker non-vote" on the proposals to be voted on at the 2014 Annual Shareholders' Meeting? Shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter is a broker non-vote. A broker non-vote is counted as present for purposes of determining the presence of a quorum and will be counted as a "no" vote on any proposal. All proposals other than the ratification of the appointment of independent accountants are not matters on which a broker may vote without your instructions. Therefore, if your shares are not registered in your name and you do not provide instructions to the record holder with respect to any proposal other than the ratification of the appointment of independent accountants, a broker non-vote as to your shares will result. The ratification of the appointment of the independent accountant is a routine item. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter at their discretion.

How do I vote? Most shareholders have a choice of voting prior to the meeting by proxy over the Internet, by telephone or by using a traditional proxy card. Refer to your proxy or voting instruction card to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate shareholders' identities and to confirm that their instructions have been properly recorded.

What if I do not specify a choice for a matter when returning a signed proxy? If your proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted FOR the election of the director nominees, except to the extent authority to vote is withheld, FOR the approval of the advisory resolution on executive compensation and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent accountant.

All shareholders are cordially invited to attend the meeting in person.

STOCK OWNERSHIP
PRINCIPAL SHAREHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the following table sets forth the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, the name and address of such owner, the number of shares of Common Stock beneficially owned, the nature of such ownership and the percentage such ownership is of the outstanding shares of Common Stock. The percent ownership calculated was based upon 7,168,537 shares outstanding on January 31, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Dimensional Fund Advisors LP	569,038	(1)	7.9%
Palisades West
Building One
6300 Bee Cave Road
Austin, Texas, 78746

David Unger	513,599	(2)	7.2%
7720 N. Lehigh Avenue
Niles, IL 60714

Perritt Capital Management, Inc.	455,220	(3)	6.4%
300 South Wacker Drive, Suite 2880
Chicago, IL 60606

Edward W. Wedbush	419,046	(4)	5.8%
P.O. Box 30014
Los Angeles, CA 90030-0014

Bradley E. Mautner	368,155	(5)	5.1%
7720 N. Lehigh Avenue
Niles, IL 60714
________

(1)
According to a Schedule 13G/A filed February 10, 2014, Dimensional Fund Advisors LP, in its capacity as investment adviser, may be deemed the beneficial owner of 569,038 shares of Common Stock as of December 31, 2013, which are owned by investment advisory client(s) consisting of investment companies and certain other commingled group trusts and separate accounts. Dimensional states that it has sole voting power on 561,891 shares and sole dispositive power on 569,038 shares. Dimensional disclaims beneficial ownership of such securities.

(2)
As of January 31, 2014, includes 11,847 shares held in joint tenancy with Reporting Person's spouse, 5,923.5 of which the Reporting Person disclaims beneficial ownership. Includes 12,454 shares owned by the Reporting Person's spouse, and the Reporting Person disclaims beneficial ownership of all such shares. Also includes 38,000 shares that are subject to stock options granted by the Company that were exercisable on April 1, 2014 or will become exercisable within 60 days thereafter.

(3)
According to a Schedule 13G/A filed February 14, 2014, Perritt Capital Management, Inc., in its capacity as investment adviser, may be deemed the beneficial owner of 455,220 shares of Common Stock as of December 31, 2013, which are owned by investment advisory client(s). Perritt Capital Management, Inc. has sole voting power and sole dispositive power on 62,607 shares and has shared voting power and shared dispositive power on 392,613 shares, which represents shares beneficially owned by Perritt MicroCap Opportunities Fund, Inc., an investment company (shared voting power and shared dispositive power on 321,500 shares) and Perritt Funds, Inc., an investment company (shared voting power and shared dispositive power on 71,113 shares). Perritt Capital Management, Inc. is the investment adviser to Perritt MicroCap Opportunities Fund, Inc., and its sole series, Perritt MicroCap Opportunities Fund, and to Perritt Funds, Inc. and its sole series, Perritt Ultra MicroCap Fund.

(4)
According to a Schedule 13G/A filed February 18, 2014, as of December 31, 2013, Wedbush, Inc. ("WI"), a control person, has sole ownership of 198,227 shares of Common Stock; Edward W. Wedbush ("EWW") has sole ownership of 366,121 shares; and Wedbush Securities, Inc. ("WS"), a broker-dealer, has sole ownership of 25,451 shares. WI has sole power to vote on 198,227 shares, shared power to vote on 260,052 shares, sole power to dispose on 198,227 shares, and shared power to dispose on 232,578 shares. EWW has sole power to vote on 366,121 shares, shared power to vote on 384,569 shares, sole power to dispose on 366,121 shares, and shared power to dispose on 419,046 shares. WS has sole power to vote on 25,451 shares, shared power to vote on 25,451 shares, sole power to dispose on 25,451 shares, and shared power to dispose on 52,925 shares. EWW is the chairman of WI, is the president of WS, and owns approximately 50% of the outstanding shares of WI, which is the sole shareholder of WS, and, thus, EWW may be deemed the beneficial owner of the shares held by WI or WS (but disclaims ownership of such shares).

(5)
As of January 31, 2014, includes 200 shares owned by the Reporting Person's children, and the Reporting Person disclaims beneficial ownership of all such shares. Also includes 30,500 shares that are subject to stock options granted by the Company that were exercisable on April 1, 2014 or will become exercisable within 60 days thereafter.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth as of April 1, 2014, certain information concerning the beneficial ownership of Common Stock of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers" or "NEOs") and all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Shares		Stock options exercisable within 60 days	Total	Percent of Outstanding Shares
David Unger	475,559	(1)	38,000	513,559	7.2%
Bradley E. Mautner	337,655	(2)	30,500	368,155	5.1%
Fati A. Elgendy	40,550	(3)	26,750	67,300	0.9%
Karl J. Schmidt	6,750		2,500	9,250	*
Arnold F. Brookstone	37,776	(4)	2,000	39,776	*
Stephen B. Schwartz	14,375	(5)	10,500	24,875	*
Dennis Kessler	10,000		10,250	20,250	*
Mark A. Zorko	7,024		16,250	23,274	*
Michael J. Gade	7,000	(6)	16,250	23,250	*
David S. Barrie	—		2,500	2,500	*
Jerome T. Walker	—		—	—	—
All directors and executive officers as a group (13 persons)				1,117,339	15.6%
* Less than 1%.
__________________

(1)
Includes 11,847 shares held in joint tenancy with Reporting Person's spouse, 5,923.5 of which the Reporting Person disclaims beneficial ownership. Includes 12,454 shares owned by the Reporting Person's spouse, and the Reporting Person disclaims beneficial ownership of all such shares.

(2)	Includes 200 shares held as custodian for the Reporting Person's children, all of which the Reporting Person disclaims beneficial ownership.

(3)	Includes 40,550 shares held in joint tenancy with Reporting Person's spouse, 20,275 of which the Reporting Person disclaims beneficial ownership.

(4)	Includes 37,776 shares held in a trust of which the Reporting Person is trustee.

(5)	Includes 14,375 shares held in a trust of which the Reporting Person is trustee.

(6)	Includes 7,000 shares held in joint tenancy with Reporting Person's spouse, 3,500 of which the Reporting Person disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's outstanding Common Stock report their beneficial ownership and changes in their beneficial ownership of the Company's Common Stock by filing reports with the SEC. Based solely on the Company's review of reports provided to the Company, no director, officer or owner of more than 10% of the Common Stock has failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Forms 3, 4 or 5 during 2013, except as follows:

•
Messrs. Barrie, Schwartz and Zorko failed to timely report an award made on April 30, 2013 of deferred stock under the Company's Deferred Stock Purchase Plan. The awards were subsequently reported on Form 4.

•
Messrs. Elgendy and Unger failed to timely report an award made on July 20, 2013 under the 2013 Omnibus Stock Incentive Plan as Amended June 14, 2013 ("Omnibus Plan"). The awards were subsequently reported on Form 4.

•	Messrs. Mautner and Schmidt failed to timely report an award made on July 27, 2013 of restricted stock under the Omnibus Plan. The awards were subsequently reported on Form 4.

PROPOSAL 1 - ELECTION OF DIRECTORS

Seven individuals have been nominated by the Nominating and Corporate Governance Committee for election to a one-year term at the annual meeting. All of the nominees, except for Jerome T. Walker, were previously elected by the shareholders, and all are currently serving as directors of the Company.

Name	Offices and Positions, if any, held with the Company; Age	First Became a Director of the Company or a Predecessor
David Unger	Director and Chairman of the Board; Age 79	1989
Bradley E. Mautner	Director, Chief Executive Officer of the Company and President; Age 58	1995
Dennis Kessler	Director of the Company; Age 75	1998
Michael J. Gade	Director of the Company; Age 62	2009
Mark A. Zorko	Director of the Company; Age 62	2009
David S. Barrie	Director of the Company; Age 61	2012
Jerome T. Walker	Director of the Company; Age 50	2014

Information is set forth below regarding each nominee's principal occupations and employment during at least the past five years, the name and principal business of the organization in which such occupations and employment were carried on, other directorships held during at least the past five years, the person's particular areas of expertise or other relevant qualifications and the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director for the Company.

David Unger has been employed by the Company and its predecessors for his entire business career, since 1958. He became Chairman of the Board in 1989. He was the Chief Executive Officer ("CEO") of the Company from 1989 to January 31, 2013 and the President of the Company from 1994 until 2004. Mr. Unger earned a bachelor's degree in mechanical engineering from Northwestern University and a master's degree in business administration from Harvard University. During his tenure with MFRI and its predecessors, the Company has grown from 60 employees to more than 1,200; from sales of less than $5 million to sales of more than $200 million in 2013; and from a Chicago company to a global company. Mr. Unger's responsibilities with the Company have included project management, system and product design, debt and equity financings, merger and acquisition activities and strategic planning and execution. Mr. Unger's long history with the Company and his former position as CEO provide him with critical insight into the Company's operations and perspective in developing and overseeing the Company's vision and strategic objectives. Mr. Unger is a member of the National Association of Corporate Directors ("NACD").

Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978 and became the CEO on February 1, 2013. He has served as President since December 2004, was Chief Operating Officer from December 2004 to January 2013, was Executive Vice President from December 2002 to December 2004, was Vice President of the Company from December 1996 through December 2002 and has been a Director of the Company since 1995. His experience includes work in both manufacturing and mechanical contracting. In those areas, he has experience in project management, sales management, mergers and acquisitions, analysis and procurement of all types of insurance used to manage risks and employee benefits, strategy and business development planning and execution. He has served on the Board of both private companies and a not-for-profit organization. He is a member of the NACD. He earned a Bachelor of Science in Mechanical Engineering and Master of Business Administration degree from Washington University in Saint Louis. Mr. Mautner's long history with the Company and his experience in management, strategic and business planning give him valuable insight into the Company's operations and strategies.

Dennis Kessler has been President of Midwest Family Business Advisors (formerly Kessler Management Consulting, LLC) since 1998, specializing in helping families overcome the challenges inherent in mixing business with family. He advises clients on conflict resolution, strategic planning, employee recruitment and retention strategies, work/life benefits and succession planning. From 1964 to February 1998, Mr. Kessler was employed by Fel-Pro Inc., which manufactured and distributed gaskets, engine parts and industrial chemicals and was ranked fourth on Fortune Magazine's list of the best companies to work. Fel-Pro employed 3,000 people in seven countries and its sales were approximately $500 million. Mr. Kessler served Fel-Pro as Co-President, following service as its Vice President of Engineering, Vice President of Operations, Vice President of Original Equipment Sales, CEO for International Operations and President of the Ventures Group of companies, including Fel-Pro Realty and Fel-Pro Chemical Products LLP. Prior to the past five years Mr. Kessler had many years of experience as a member of public company boards and continues to serve on the boards of civic and not-for-profit organizations including serving as President. He is a member of the NACD. Mr. Kessler has continuously served on the Company's Board since 1998, continuously served as Audit Committee Vice Chairman from 1998 until 2009, has continuously served as Lead Independent Director and Nominating and Corporate Governance Committee Chairman since 2009 and has continuously served on all of the Board's other standing committees since 1998. Mr. Kessler's experience and background, especially in international business, have enabled him to develop a deep operational and strategic understanding of the Company's global business and work force.

Michael J. Gade is an Executive in Residence at the University of North Texas teaching at both the MBA and Capstone Marketing level and a Senior Advisor to The Boston Consulting Group. Formerly he was the Founding Partner of the Challance Group, LLP, providing corporate finance, marketing and strategic services for clients. From 2003 to 2004, Mr. Gade was the senior executive for the Southwest region of Home Depot, Inc. and from 2000 to 2003, he was Senior Vice President and Chief Marketing and Merchandising Officer of 7-Eleven, Inc. Mr. Gade previously served as Executive Vice President of Strategic Marketing and Development of Associates First Capital Corporation and as a Senior Partner of Coopers & Lybrand (now a part of PriceWaterhouse Coopers). He is a member of the NACD. Since May 2005, Since May 2005, Mr. Gade has served as a director of Rent-A-Center, Inc., the largest Rent-to-Own operator in the United States and of The Crane Group, a privately owned provider of building and manufacturing products. He serves on the Compensation and Governance Committees of the Rent-A-Center Board and previously served on its Audit Committee. He serves on the Audit Committee of The Crane Group Board. Mr. Gade has continuously served on the Company's Board since April 2009 and has continuously served as Compensation Committee Chairman and as a member of all of the Board's other standing committees since June 2009. Mr. Gade's experience in finance and marketing, as an educator and as a director and board committee member of other companies brings valuable qualifications to his service as an MFRI Board member.

Mark A. Zorko served as the Chief Financial Officer of Steel Excel, Inc. (SXCL) until May 2013. He also served as the President and Chief Executive Officer of SXCL's subsidiary Well Services Ltd. (WSL) in 2012 and Chief Financial Officer of DGT Holdings Corp. (DGTC) from 2006 through 2012. SXCL, WSL and DGTC are all affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company. SXCL is primarily engaged in the oilfield service business and is publicly traded. DGTC, a publicly traded company. was engaged in the business of x-ray imaging and power conversion subsystems worldwide. From 2000 to 2010, Mr. Zorko was a CFO Partner at Tatum, LLC, a professional services firm, where he held Chief Financial Officer positions with public and private client companies. His prior experience also includes serving as the corporate controller for Zenith Data Systems Corporation, a computer manufacturing and retail electronics company, and finance manager positions with Honeywell, Inc. Mr. Zorko was with Arthur Andersen & Co. Mr. Zorko served in the Marine Corps. from 1970 to 1973. Mr. Zorko is on the audit committee for Opportunity Int'l, a microfinance bank, and on the Finance Committee for the Alexian Brothers Health System. Mr. Zorko earned a BS degree in accounting from The Ohio State University, an MBA from the University of Minnesota, and completed the FEI's Chief Financial Officer program at Harvard University. He is a Certified Public Accountant and a member of the

NACD. In addition to his expertise as a chief financial officer and accountant, Mr. Zorko has extensive experience with international operations, mergers and acquisitions, information technology and financing, which has enabled him to develop a deep operational understanding of our global businesses. Mr. Zorko is a NACD Governance Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices.

David S. Barrie has been Principal of Barrie International, LLC, providing strategic and operational consulting to senior management of companies in the United States and abroad including NYSE listed companies and international advisory firms, and Senior Executive Advisory Board member of Brown, Gibbons, Lang & Company, a middle market investment banking firm since 2009. He is a sitting director on several boards of private for-profit companies and non-profit institutions, including the Cleveland Museum of Natural History. He serves as an instructor for the Cornell Law School annual transactional law competition and has presented programs on best merger and acquisition practices to corporate executives from time to time. From 2000 to 2009, Mr. Barrie served in senior management positions at Eaton Corporation, including corporate development, legal planning, and operational management, in the U.S. and abroad, having served Eaton Corporation and a predecessor company from 1984 to 2000 with progressive responsibilities in law, internal audit, and corporate development. Mr. Barrie was appointed to the Audit, Nominating and Corporate Governance and Compensation Committees in April 2013 and serves as Deputy Chairman of the Nominating and Corporate Governance Committee. He is a member of the NACD. Mr. Barrie's extensive experience in strategic planning, mergers and acquisitions and international business provide valuable perspectives and insights to the MFRI Board.

Jerome T. Walker has been Executive Vice President of Global Solutions at Dresser-Rand Group Inc. ("Dresser-Rand"), a global supplier of custom-engineered rotating equipment solutions for long-life, critical applications in the oil, gas, chemical, petrochemical, process, power, military and other industries worldwide, since September 2012. From January 2009 to September 2012, Mr. Walker served as Dresser-Rand’s Vice President and General Manager, Americas and Asia Pacific Operations. Prior to joining Dresser-Rand in September 2008, Mr. Walker held various senior leadership roles at Honeywell International, a diversified technology and manufacturing company, between 1993 and 2008, including Vice President of Global Operations, Vice President and General Manager of Honeywell’s Europe, Middle East and Africa industrial business unit, Vice President of Sales and Vice President of Business Development. Mr. Walker started his career in operations at the BP p.l.c. (formerly Amoco Corporation) Whiting Refinery outside Chicago and also worked in Product Marketing at Emerson Electric. He is a member of the NACD. Mr. Walker received his Bachelor of Science degree in Chemical Engineering from The University of Notre Dame, and his Master of Business Administration degree from Northwestern University Kellogg Graduate School of Management. Mr. Walker was appointed to the Company’s Board in April 2014, and his extensive experience in the energy industries, large industrial operations and international business development, particularly Brazil, China, India and the Middle East brings additional insight to the Board on strategy, resource and process deployment for accelerating profitable growth.

Vote Required
The affirmative vote of a plurality of the shares present or represented by proxy at the annual meeting is required to elect the seven director nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2 - APPROVAL OF ADVISORY RESOULTION ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking the shareholder to approve the following advisory resolution of the 2014 Annual Meeting of Shareholders regarding the compensation of our Named Executive Officers ("NEO").

"RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion."

We are asking our shareholders to indicate their support for the compensation of our NEO as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2013 compensation for our NEO. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our NEO as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Prior to voting, shareholders may wish to review our discussion of executive compensation, as presented in the section entitled "Executive Compensation" on page 17, as well as the discussion regarding the Compensation Committee on page 13.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, the Compensation Committee and the Board will carefully review the results of the shareholder vote. The Compensation Committee will consider shareholders' concerns and take them into account in future determinations concerning executive compensation. The current frequency of this advisory vote is every year, thus the next such vote shall occur at the Company’s 2015 annual meeting. The Board therefore recommends that you indicate your support for the Company's executive compensation in fiscal year 2013, as outlined in the above resolution.

Vote Required
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting is required to approve the advisory resolution on executive compensation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF COMPANY'S INDEPENDENT ACCOUNTANT

The Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") as the Company's independent accountant for the year ending January 31, 2015 and the Board of Directors and the Audit Committee recommend that the shareholders ratify this appointment.

While the Audit Committee is responsible for the appointment, discharge, compensation and oversight of the independent accountant, the Company is requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of Grant Thornton. If the shareholders fail to ratify the appointment, the Audit Committee will consider the appointment of other independent accountants and may retain Grant Thornton or another firm without re-submitting the matter to the shareholders. Even if the appointment is ratified, the Audit Committee may, at its discretion, appoint a different independent accountant at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Vote Required
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting is required to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2015.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Director Independence

The Company's Board of Directors consists of nine directors, seven of whom are being nominated for re-election at the annual meeting. Arnold Brookstone and Stephen Schwartz, currently directors, decided not to stand for re-election as a director at the annual meeting. The Board of Directors has determined that five of the nominated directors are "independent directors" within the meaning of the Nasdaq Stock Market rules. The other two nominated directors, David Unger and Bradley E. Mautner, are employees of the Company and do not meet the definition of "independent" under the Nasdaq Stock Market rules. Eugene Miller, a former director, was also an “independent director” within the meaning of the Nasdaq Stock Market rules.
On December 5, 2012, the Company adopted the Deferred Stock Purchase Plan, pursuant to which directors could elect to receive, in lieu of annual retainer and committee chair fees and at the time these fees would otherwise be payable, fully vested deferred stock units in an amount equal to the deferred fees divided by the fair market value of common stock at the date of grant.

On April 10, 2014, the Company terminated its Supplemental Retirement and Deferred Compensation Plan ("Supplemental Plan") and its Deferred Stock Purchase Plan, adopted on December 5, 2012 (collectively, the "Plans"), effective April 10, 2014 ("Termination Date"). No additional contributions will be made by the Company or participants under the Plans after the Termination Date. All funds and Company stock remaining in participant accounts will be distributed not later than 24 months after the Termination Date.

Independent Directors' Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Mark A. Zorko	$52,475	$40,000	$92,475
Dennis Kessler	56,225	30,000	86,225
Michael J. Gade	47,550	30,000	77,550
Stephen B. Schwartz	19,700	50,000	69,700
Arnold F. Brookstone	39,350	30,000	69,350
David S. Barrie	29,075	50,000	79,075

(1)
Stock awards include retainers deferred under the Deferred Stock Purchase Plan, which was terminated on April 10, 2014 [Mr. Zorko deferred $10,000 and Messrs. Schwartz and Barrie deferred $20,000], and awards under the Omnibus Plan [each received $30,000]. The amounts reported in the Stock Awards column represent the grant date fair value as determined in accordance with Topic 718 based on the close sale price of a common share on the date of grant. For further information on the valuation assumptions, see Note 10 - Deferred stock in the Notes to Consolidated Financial Statements filed with the Company's Annual Report on Form 10-K.

On June 20, 2013, the shareholders approved the Omnibus Plan . In June 2013, under the Omnibus Plan described above, the Company granted deferred stock units to each independent director at the time of the 2013 annual meeting of shareholders equal to the result of dividing $30,000 by the fair market value of the common stock on the date of grant. The following table summarizes the aggregate number of deferred shares and options held by the independent directors at January 31, 2014:

Name	Deferred Shares	Total Options	Exercisable Options	Unexercisable Options
Mark A. Zorko	3,789	20,000	16,250	3,750
Dennis Kessler	2,830	14,000	10,250	3,750
Michael J. Gade	2,830	20,000	16,250	3,750
Stephen B. Schwartz	4,750	14,250	10,500	3,750
Arnold F. Brookstone	2,830	5,750	2,000	3,750
David S. Barrie	4,750	10,000	2,500	7,500

The following table provides information about options exercised by independent directors in 2013:

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Arnold F. Brookstone	8,250	$21,388

Directors who are also employees of the Company or a subsidiary of the Company are not compensated for service as a Director.

Independent Directors are paid an annual director retainer of $20,000, a fee of $2,000 for each day of attendance at Board meetings held in person, including attendance by telephone, $1,000 for teleconferenced Board meetings, a fee of $1,000 for each stand-alone meeting (i.e. not on the day of a Board meeting) of any committee held in person, including phone participation in such a meeting, a $500 fee for each meeting of any committee held by telephone and are reimbursed for their expenses. The Audit Committee Chairman and Lead Independent Director receive an additional $5,000 annual retainer and the Compensation Committee Chair receives an additional $2,500 annual retainer. In addition, Independent Directors receive a $350 fee per hour for engagement in any special projects on behalf of the Company and are reimbursed for their expenses. In addition to the cash fees described above, independent directors receive an annual grant under the Omnibus Plan of deferred stock units equal to the result of dividing $30,000 by the fair market value of the common stock on the date of grant.

Board of Directors' Meetings and Committees

The Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. During 2013, the following meetings were held:

Number of Meetings
Board of Directors	8
Audit Committee	6
Nominating and Corporate Governance Committee	5
Compensation Committee	6

Audit Committee
The Audit Committee consists of Mark A. Zorko (Chairman), Arnold F. Brookstone (Deputy Chairman), Dennis Kessler, Michael J. Gade, Stephen B. Schwartz and David S. Barrie. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the Nasdaq Stock Market rules. The Board of Directors has also determined that three of the members of the Audit Committee, Mr. Zorko, Mr. Brookstone and, Mr. Gade qualify as "audit committee financial experts" as defined in Item 407(d) of Regulation S-K.

The Board of Directors has adopted and approved a charter for the Audit Committee. Under the charter, the Audit Committee's responsibilities include, among other things:

•	Selecting, discharging and approving the compensation of the independent accountant;

•
Reviewing independence with the independent accountant periodically, no less frequently than annually, including confirmation that no prohibited services were provided by the independent accountants or their affiliates and obtaining on an annual basis written confirmation of their independence;

•	Considering the results of the review of the interim financial statements by the independent accountant;

•	Reviewing the Company's compliance with applicable accounting and financial reporting rules;

•
Considering and reviewing with management and with the independent accountant the adequacy of the Company's internal controls, including information system controls, security and compliance with Sarbanes Oxley Section 404;

•	Considering, in consultation, the audit scope and plan of the independent accountant;

•	Reviewing with management and the independent accountant the results of annual audits and related matters;

•	Reviewing with the independent accountant any impending changes in accounting and financial reporting rules and the expected impact of such changes on the Company;

•	Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities; and

•	Reviewing and approving related party transactions.

A copy of the Committee's charter is available at www.mfri.com under: Corporate Governance.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Dennis Kessler (Chairman and Lead Independent Director), David S. Barrie (Deputy Chairman), Arnold F. Brookstone, Stephen B. Schwartz, Michael J. Gade, and Mark A. Zorko. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are "independent" as that term is defined under the Nasdaq Stock Market rules. The committee evaluates individual directors, committees, and the Board as a whole. In addition to regular meetings, the Nominating and Corporate Governance Committee also meets in executive sessions.

The Board of Directors adopted a Nominating and Corporate Governance Committee Charter in 2010, which is available at www.mfri.com under: Corporate Governance.

Management Succession
The Nominating and Corporate Governance Committee oversees the CEO succession planning process and reviews and approves other management succession plans to ensure continuity in other senior management positions, during reviews that occur at least annually.

Nominating Process and Shareholder Recommendations
The Nominating and Corporate Governance Committee identifies the attributes of the Board's incumbent members believed to contribute to the work of the Board and its committees, including leadership, accomplishments, experience, skills, diversity, integrity and commitment to Board duties. When a position on the Board of Directors becomes vacant, or if the number of the members of the Board of Directors is being increased, the Nominating and Corporate Governance Committee will review these attributes of the incumbent members and determine the attributes that, if possessed by the new board member, would likely result in a significant contribution to the Board of Directors. People recommended to the Nominating and Corporate Governance Committee for consideration as nominees for vacant or new Board positions will then be evaluated with respect to the attributes determined by the Nominating and Corporate Governance Committee to be optimal for the vacant or new position. Following the evaluation, which may include interviews or such other procedures the Nominating and Corporate Governance Committee deems advisable, the Nominating and Corporate Governance Committee will make a recommendation to the Board regarding a candidate either to be nominated for election at the next annual meeting of shareholders or appointed by the Board between such meetings. Diversity is understood by the Committee and the Board as involving point of view and experience and search for such diversity is an integral part of the needs evaluation and candidate evaluation processes described immediately above. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of their practices for consideration of such diversity by periodically analyzing the point of view and experience of the Board as a whole to determine whether it would be desirable to add a director or directors with certain skills and experience.

Recommendations for potential nominees may come from many sources, including members of the Board, executive officers, shareholders, self-recommendations, members of the communities the Company serves, or search firms. All persons recommended to the Board or the Nominating and Corporate Governance Committee for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation. In addition, the Nominating and Corporate Governance Committee has engaged, on behalf of the Company, a professional search firm to identify potential directors.

Any shareholder wishing to make a recommendation for a person to be considered by the Nominating and Corporate Governance Committee pursuant to the process described above as a potential nominee to the Board of Directors should refer to "Shareholder Proposals and Nominations for 2015 Annual Meeting" for a discussion of the procedures that shareholders are required to follow in order to submit nominees for consideration by the Nominating and Corporate Governance Committee.

Compensation Committee
The Compensation Committee consists of Michael J. Gade (Chairman), Stephen B. Schwartz (Deputy Chairman), Dennis Kessler, Arnold F. Brookstone, Mark A. Zorko and David S. Barrie. The Board of Directors has determined that all members of the Compensation Committee are "independent" as that term is defined under the Nasdaq Stock Market rules.

The Compensation Committee

•	Assists the Board in among other things: overseeing the Company's compensation, equity plans and benefits strategies.

•	Determines appropriate compensation for the Chairman and the President/CEO, and recommends approval to the Board.

•	Reviews the compensation of the Company's Corporate Executive Officers (other than the President) and Divisional Presidents and recommends approval to the Board.

•	Recommends Board of Director compensation.

•	Reviews and approves with Executive Officers the Compensation Discussion and Analysis to be included in the Company's proxy statement or Form 10-K if required.

In discharging its role, the Compensation Committee is empowered to investigate any compensation matter brought to its attention with access to all records and personnel of the Company. The Compensation Committee has the authority to retain and terminate outside counsel (which may be the Company's regular outside counsel or another counsel), compensation consultants or other experts and will receive adequate funding from the Company to engage such advisors. The Compensation Committee has sole authority to retain, compensate, terminate and oversee the compensation consultants they retain and who report to the Compensation Committee.

The Compensation Committee has delegated to the Company's Vice President, Chief Human Resources Officer the authority to operate, manage and administer all executive compensation, equity based compensation plans and benefit plans, but not to do any of the following: grant waivers of plan terms, conditions, restrictions and limitations, accelerate vesting or exercise of an award, establish new kinds of awards, establish or modify performance goals, or certify the attainment of performance goals.

The Board of Directors adopted a Compensation Committee Charter in 2010, which is available at www.mfri.com under: Corporate Governance.

Compensation Committee Interlocks and Insider Participation

There are no matters related to Compensation Committee interlocks or insider participation that the Company is required to report.

Board and Company Leadership

The Board believes it should remain free to structure the leadership of the Board and the Company in the manner that best serves the Company's interests at a given time and, accordingly, has no fixed policy with respect to combining or separating the offices of Chairman and CEO. During 2009, the Board determined that, if the Chairman is not an Independent Director, a Lead Independent Director should be selected by the Independent Directors and should serve as the chair of the Nominating and Corporate Governance Committee and, as David Unger serves as Chairman, the Independent Directors elected Mr. Dennis Kessler Lead Independent Director. As set forth in the Nominating and Corporate Governance Committee Charter and Board of Directors Governance Guidelines, the Lead Independent Director focuses on governance and Board mechanics, serves as the "point person" for the independent directors and as a consensus builder for the entire Board, communicates any concerns of independent directors to the Chairman and CEO, and reviews and discusses the Board agenda in advance of meetings with the Chairman and CEO. In February 2013, Bradley E. Mautner assumed the position of CEO and President as part of the Company's management succession plan.

Board's Oversight of Risk

The Board is responsible for overseeing the major risks facing the Company and reviewing management's proposals for their mitigation. It reviews and discusses significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. In performing its oversight responsibilities, the Board periodically discusses with management the Company's policies with respect to risk assessment and risk management including risks inherent in proposals for which the Board's approval is sought. The Audit Committee and Compensation Committee report to the Board regularly on matters relating to the specific areas of risk the committees oversee. Throughout the year, the Board and certain of its committees receive regular reports from management regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board and the relevant committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Additionally, management routinely assesses significant risks inherent to the business.

Indemnification

The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. The Company has also entered into indemnification agreements with each of its executive officers. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines and amounts paid in settlement resulting from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director or executive officer is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

Board and Shareholder Meeting Attendance

The Company expects Board members to attend all meetings of the Board, of Board committees of which they are a member and the annual meeting of the Company's shareholders. During 2013, all directors attended at least 75% of the meetings of the board and each of the committees of which they were members. All directors attended the Company's annual meeting held on June 20, 2013.

Code of Conduct

The Company has adopted a Code of Conduct, which is applicable to all employees of the Company and to the Company's Board of Directors. The Code of Conduct is publicly available on the Company's website at www.mfri.com under: Corporate Governance.

Shareholder Communication with the Board of Directors

Shareholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the shareholder, to one or more specific directors, in care of the Secretary of the Company, to: Corporate Secretary, MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714. The Corporate Secretary will submit all such matters to the Board or specific director(s) as applicable. Shareholders also have the opportunity to communicate with Board members at the annual meeting.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Shareholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Ethics Compliance Officer, MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of MFRI's financial reporting. In particular, the Audit Committee reviews the independence, qualifications and performance of MFRI's independent accountant. Included in the Company's Annual Report on Form 10-K for the year ended January 31, 2014 are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2014 and 2013 and the related consolidated statements of operations, shareholders' equity and other comprehensive income (loss) and cash flows. The balance sheets and statements are the subject of a report by Grant Thornton LLP who has been engaged since December 2004 as the Company's independent accountants.

The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and with the independent accountant prior to publication and filing. The Audit Committee has discussed with the independent accountant, among other matters, the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee has received from the independent accountant the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board, and it has discussed with the independent accountant the independent accountant's independence with respect to the Company. The Audit Committee also discussed, with management, in executive sessions their evaluations of MFRI's internal control over financial reporting and the overall quality of MFRI's financial reporting.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2014, for filing with the Securities and Exchange Commission ("SEC").

This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed to be soliciting material or deemed filed under any such acts.

Mark A. Zorko, Chairman
Arnold F. Brookstone, Deputy Chairman
Dennis Kessler
Michael J. Gade
Stephen B. Schwartz
David S. Barrie

Members of the Audit Committee

INDEPENDENT ACCOUNTANTS FEES

As set forth in the Audit Committee Charter, the Audit Committee must approve in advance the engagement of the independent accountant for all audit and non-audit services, as well as the fees and other terms of such engagement.

Fees
The chart below sets forth the aggregate fees for professional services billed by Grant Thornton LLP in 2013 and 2012 and breaks down these amounts by category of service:

	2013	2012
Audit Fees	$564,708	$439,304
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	4,900	4,900
Total	$569,608	$444,204

Audit Fees - Audit fees represent services rendered for the audit of the Company's consolidated annual financial statements and reviews of the quarterly financial statements. Additionally, audit fees include consents and other services related to SEC matters.
Audit-Related Fees - There were no fees billed for audit related fees in 2013 or 2012.
Tax Fees - There were no fees billed for tax services in 2013 or 2012.
All Other Fees - Fees represent subscription fees for an accounting and auditing research tool.
Engagement - Grant Thornton was engaged by the Audit Committee and the Audit Committee approved in advance all audit and non-audit services rendered to the Company for 2013.

Representatives of Grant Thornton are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Grant Thornton.

EXECUTIVE COMPENSATION
The following table shows the total compensation earned by the Company's CEO and the two most highly paid executive officers other than the CEO for the fiscal years ended January 31, 2014 and 2013 for services rendered in all capacities to the Company and its subsidiaries.

The NEOs were not entitled to receive payments that would be characterized as "Bonus" or "Stock Award" payments as defined by the SEC, for the year ended January 31, 2013. Annual incentive compensation earned is shown under the column "Non-Equity Incentive Plan Compensation."

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the Named Executive Officers employed by the Company on the last day of the fiscal year. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. While the Compensation Committee considers the tax impact of Section 162(m), the Committee has determined that it is appropriate to maintain flexibility in compensating NEOs in a manner intended to promote varying corporate goals, recognizing that certain amounts paid to Named Executive Officers in excess of $1,000,000 may not be deductible under Section 162(m). For 2013, all compensation paid to NEOs was deductible for federal income tax purposes.

Summary Compensation

TABLE 1 Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Bradley E. Mautner	2013	$331,042	$218,950	$126,563	$0	$706,488	$85,992	$42,139	$1,511,174
Chief Executive Officer and President	2012	304,500	—	—	16,865	—	85,223	46,309	452,897
Fati A. Elgendy	2013	223,125	—	—	24,157	1,031,253	163,405	16,099	1,458,039
Vice President, President Perma-Pipe, Inc.	2012	223,125	—	—	16,865	16,015	214,025	15,154	485,184
Karl J. Schmidt	2013	300,000	50,000	75,938	43,250	347,869	—	3,520	820,577
Vice President and Chief Financial Officer	2012	—	—	—	—	—	—	—	—

(1)
Represents a portion of a $375,000 cash bonus pool established by the Company for grants to executive officers in recognition of such officers' efforts in connection with the recently completed sale of substantially all of the assets of the Company's Thermal Care, Inc. subsidiary and management transition matters.

(2)
Represents the dollar amounts for the years shown of the aggregate grant date fair value of stock and option awards granted in those years in accordance with SEC rules. These amounts reflect the Company's accounting expense and do not correspond to the actual value that will be realized by the NEOs. For information on the valuation assumptions, refer to Note 10 - Stock Options in the MFRI, Inc. financial statements filed with the Annual Report on Form 10-K for the respective year-end. See the Grants of Plan-Based Awards table for information on stock options awarded in 2013.

(3)
Represents cash bonuses for services performed in 2013, payable in 2014. For Mr. Elgendy, such amounts are pursuant to his employment agreement, and for Messrs. Mautner and Schmidt, such amounts are pursuant to the incentive cash bonus program.

(4)	The amounts are presented in more detail in Table 7.

(5)	Details of the amounts presented in Table 1 All Other Compensation are as follows:

TABLE 2 Name	Year	Club Dues and Fees	Personal Use of Company Provided Automobile	401(k) Contribution	Life Insurance Premiums	Total All Other Compensation
Bradley E. Mautner	2013	$24,982	$7,033	$7,350	$2,774	$42,139
	2012	27,934	8,101	7,500	2,774	46,309
Fati A. Elgendy	2013	—	5,561	7,350	3,188	16,099
	2012	—	5,272	6,694	3,188	15,154
Karl J. Schmidt	2013	—	—	2,423	1,097	3,520
	2012	—	—	—	—	—

Grants of Plan-Based Awards

The following table provides information about option awards granted to the NEOs in 2013:

TABLE 3 Name	Grant Date	Option Award (1)	Restricted Stock Award (2)	Grant Date Fair Value of Stock and Option Awards (3)
Bradley E. Mautner	6/27/2013	—	11,250	$126,563
Fati A. Elgendy	6/20/2013	5,000	—	24,157
Karl J. Schmidt	5/31/2013	5,000	—	18,050
	6/27/2013	—	6,750	75,938
	9/30/2013	5,000	—	25,200

(1)	Options vest ratably over four years and are exercisable for up to ten years from the date of grant.

(2)	Restricted stock vest ratably over two years. The restricted stock has voting rights.

(3)
The amounts shown in the Grant Date Fair Value of Stock and Option Awards column represent the fair value of the awards on the date of grant, as computed in accordance with Topic 718, excluding the effect of estimated forfeitures. For information regarding significant factors, assumptions and methodologies used in the computations pursuant to Topic 718 see Note 10, to the consolidated financial statements included in the Annual Report on Form 10-K.

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their compensation plans maintained by the Company as described below.

All the Company's NEOs are employed at will, except for Fati A. Elgendy, whose employment agreement is described below, and are eligible for employee benefits available to the Company's other salaried employees in the United States of America, including group medical insurance, group life insurance, Company-funded short-term disability benefits, group long-term-disability insurance, a 401(k) retirement plan and awards under the Omnibus Plan. The only amounts payable to a NEO, except for Mr. Elgendy, upon employment termination are amounts vested under the Company's Nonqualified Deferred Compensation Plan, pro-rated amounts earned for a partial year under the Company's incentive cash bonus program and amounts required by law.

The current incentive cash bonus program, which became effective as of February 1, 2013, each participating executive officer will be assigned a potential target cash bonus amount. In addition, NEOs receive grants under the Company’s Omnibus Plan, which are determined by the Compensation Committee based on the Committee’s evaluation of the performance and with respect to the officers, other than the CEO, pursuant to the recommendation of the CEO. In general, for fiscal year ending January 31, 2014, corporate performance measures (based on cash flow, EBITDA, growth in revenue and stock price), as well as personal objectives, have been assigned various weights under the Incentive Cash Bonus Plan, such that achievement of the 100% level within each of the goals could result in full payment of the specified target bonus for each individual. Performance below the minimum threshold for a category may result in a zero payment for that category and performance above the target up to the maximum for a category may result in a higher bonus. Both Bradley E. Mautner and Karl J. Schmidt participated in this program for the fiscal year ending January 31, 2014.

Bradley E. Mautner. In addition to Mr. Mautner's annual base salary, he earns incentive compensation under the incentive cash bonus program described above based on reaching Net Revenue, EBITDA and Cash Flow financial targets and personal goals. Mr. Mautner exceeded 100% of applicable financial targets and achieved 95% of his personal goals, resulting in a bonus of $706,488, or 258% of his target bonus. There were no Corporate Incentive Earnings in 2012. Mr. Mautner is reimbursed for a club membership and is provided a company automobile. Mr. Mautner is credited annually with nonqualified deferred compensation and is granted stock options or restricted stock as approved by the Compensation Committee from time to time.

Fati A. Elgendy. On November 12, 2007, the Company and Mr. Elgendy entered into an employment agreement to confirm Mr. Elgendy's employment arrangement with the Company ("Employment Agreement"). For details, refer to Exhibit 10(j) filed with the Company's Annual Report on Form 10-K on April 15, 2009. Mr. Elgendy's employment agreement was amended on March 19, 2014 to extend his employment term through January 31, 2017. For details, refer to Exhibit 10(o) filed with the Company's Annual Report on Form 10-K on April 15, 2014. In addition to Mr. Elgendy's annual base salary under the Employment Agreement, he earns incentive compensation calculated as a defined percentage of the Piping Systems Incentive Earnings, which is the business unit's income from operations before allocated corporate expenses; to the extent such income exceeds six percent of business unit sales ("Piping Systems Incentive Earnings"). In 2013, Piping Systems Incentive Earnings were $24,961,768, and Mr. Elgendy earned $1,031,253 of incentive compensation. In 2012, Piping Systems Incentive Earnings were $266,915, and Mr. Elgendy earned $16,015 of incentive compensation. Pursuant to the Employment Agreement, Mr. Elgendy is provided a company automobile, credited with nonqualified deferred compensation and granted stock options as approved by the Compensation Committee from time to time. If Mr. Elgendy's employment is terminated by the Company other than for death, disability, or due cause (as defined in the Employment Agreement), Mr. Elgendy will be entitled to additional base salary and incentive payments as set forth in his Employment Agreement.

Karl J. Schmidt. Mr. Schmidt was appointed Vice President and CFO in January 2013. In addition to Mr. Schmidt's annual base salary, he earns incentive compensation under the incentive cash bonus program described above based on reaching Net Revenue, EBITDA and Cash Flow financial targets and personal goals. Mr. Schmidt exceeded 100% of applicable financial targets and achieved 100% of his personal goals, resulting in a bonus of $347,869, or 258% of his target bonus. Mr. Schmidt is granted stock options or restricted stock as approved by the Compensation Committee from time to time.

Outstanding Deferred Share Awards at January 31, 2014

Name	Deferred Stock Award
Bradley E. Mautner	2,050
Fati A. Elgendy	—
Karl J. Schmidt	5,062

Outstanding Option Awards at January 31, 2014

TABLE 4 Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Vesting Date	Option Expiration Date
Bradley E. Mautner	4,000		7.61		5/31/2015
	4,000		10.075		5/31/2016
	5,000		28.99		5/31/2017
	5,000		17.635		5/31/2018
	5,000		6.885		5/31/2019
	3,750		6.095		5/31/2020
		1,250	6.095	6/23/2014	5/31/2020
	2,500		7.69		5/31/2021
		1,250	7.69	6/14/2014	5/31/2021
		1,250	7.69	6/14/2015	5/31/2021
	1,250		6.882		5/31/2022
		1,250	6.882	6/28/2014	5/31/2022
		1,250	6.882	6/28/2015	5/31/2022
		1,250	6.882	6/28/2016	5/31/2022
Fati A. Elgendy	4,000		7.61		5/31/2015
	4,000		10.075		5/31/2016
	5,000		28.99		5/31/2017
	5,000		17.635		5/31/2018
	5,000		6.885		5/31/2019
		1,250	6.095	6/23/2014	5/31/2020
	2,500		7.69		5/31/2021
		1,250	7.69	6/14/2014	5/31/2021
		1,250	7.69	6/14/2015	5/31/2021
	1,250		6.882		5/31/2022
		1,250	6.882	6/28/2014	5/31/2022
		1,250	6.882	6/28/2015	5/31/2022
		1,250	6.882	6/28/2016	5/31/2022
		1,250	10.60	6/20/2014	5/31/2023
		1,250	10.60	6/20/2015	5/31/2023
		1,250	10.60	6/20/2016	5/31/2023
		1,250	10.60	6/20/2017	5/31/2023
Karl J. Schmidt	1,250		6.07		12/31/2022
		1,250	6.07	1/30/2015	12/31/2022
		1,250	6.07	1/30/2016	12/31/2022
		1,250	6.07	1/30/2017	12/31/2022
		1,250	7.81	5/31/2014	4/30/2023
		1,250	7.81	5/31/2015	4/30/2023
		1,250	7.81	5/31/2016	4/30/2023
		1,250	7.81	5/31/2017	4/30/2023
		1,250	11.42	9/30/2014	8/31/2023
		1,250	11.42	9/30/2015	8/31/2023
		1,250	11.42	9/30/2016	8/31/2023
		1,250	11.42	9/30/2017	8/31/2023

Options Exercised 2013

TABLE 5 Name (a)	Option Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Bradley E. Mautner	0	$0
Fati A. Elgendy	3,875	16,284
Karl J. Schmidt	0	0

Nonqualified Deferred Compensation 2013 and at January 31, 2014

The following table contains additional required disclosures regarding nonqualified deferred compensation pursuant to the Supplemental Plan:

TABLE 6 Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY (c) (1)	Aggregate Earnings in Last FY ($) (d) (1)	Aggregate Balance at Last FYE ($) (f)
Bradley E. Mautner	$0	$30,000	$55,992	$516,528
Fati A. Elgendy	0	24,000	139,405	2,202,503
Karl J. Schmidt	n/a	n/a	n/a	n/a

(1)
Following are the amounts in Columns (c) and (d) above also reported in the Summary Compensation Table for the last Fiscal Year and amounts reported as compensation to the NEOs in the Company's Summary Compensation Tables of previous years:

TABLE 7 Name	Amounts in Columns (c) and (d) Above Also Reported in the Summary Compensation Table for the Last Fiscal Year		Amounts Reported as Compensation to the Named Executive Officer in the Company's Summary Compensation Tables of Previous Years
	Col (c) Registrant Contributions in Last FY	Col (d) Aggregate Earnings in Last FY
Bradley E. Mautner	$30,000	$55,992	$282,631
Fati A. Elgendy	24,000	139,405	828,593
Karl J. Schmidt	n/a	n/a	n/a

On April 10, 2014, the Company's Board of Directors terminated the Plans, effective April 10, 2014. No additional contributions will be made by the Company or participants under the Plans after the Termination Date. All funds and Company stock remaining in participant accounts will be distributed not later than 24 months after the Termination Date.

Related Party Transactions
Bradley Mautner's brother David Mautner is employed by the Company and received total compensation in 2013 of $198,733 and in 2012 $197,326.

401(k) Plan
The domestic employees of the Company, including the NEOs, are eligible to participate in the MFRI, Inc. Employee Savings and Protection Plan ("401(k) Plan"), which is applicable to all employees except certain employees covered by collective bargaining agreement benefits. The 401(k) Plan allows employee pretax payroll contributions of up to 16% of total compensation. The Company matches 50% of each participant's contribution, up to a maximum of 3% of each participant's salary.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2015 ANNUAL MEETING

Inclusion of Proposals in the Company's Proxy Statement and Proxy Card Under SEC Rules

In order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting pursuant to the rules and regulations of the SEC, any proposal which a shareholder intends to present at the annual meeting of shareholders in 2015 must be in writing, must be received by the Company at its principal executive offices in Niles, Illinois by January 8, 2015 and must satisfy the applicable rules and regulations of the SEC.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

In addition, a shareholder recommendation for nomination of a candidate for election to the Board of Directors or a proposal for consideration at the 2015 annual meeting of shareholders must be submitted in accordance with the advance notice procedures and other requirements in the Company's bylaws. These requirements are separate from and in addition to, the requirements discussed above to have the shareholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules.
Our bylaws require a shareholder who wants to nominate a director or submit a shareholder proposal to be a shareholder of record and comply with the advance notice provisions of our bylaws.
Our bylaws require that shareholder recommendations for nominees to the Board must include all information relating to such person that is required to be disclosed in a proxy statement, a consent signed by the nominee evidencing a willingness to serve as a director if elected.
Our bylaws require that shareholder proposals include all information relating to such business that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors. In order to be considered timely under the advance notice requirements of our bylaws, the proposal or recommendation for nomination must be received by the Board of Directors at least 90 days but no more than 120 days prior to the first anniversary of the previous year's annual meeting. For the 2015 annual meeting of shareholders, a proposal or recommendation for nomination must be received by the Board of Directors not earlier than February 17, 2015 and not later than March 19, 2015. If the date of the annual meeting is more than or less than 30 days from the date of the previous year's annual meeting, then the proposal or recommendation must be received not later than five business days after the date on which notice of the 2015 annual meeting is mailed or publicly disclosed or such proposal will be considered untimely. Except for proposals properly made in accordance with the applicable rules and regulations of the SEC, the advance notice provisions of the bylaws shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders.
In addition, our bylaws require that the shareholder giving notice must also include with respect to such shareholder, each nominee proposed by such shareholder, and any person acting in concert, directly or indirectly, with such shareholder and any person controlling, controlled by or under common control with such shareholder or person acting in concert with such shareholder, (i) the name and address of the shareholder, (ii) the class or series and number of shares which are beneficially owned or held of record by the person, (iii) the nominee holder for and number of, shares beneficially owned but not owned of record by such person, (iv) whether and the extent to which any hedging or other transaction or any other arrangement has been entered into or made, the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company, (v) if known by the shareholder, the name and address of any other shareholder supporting the nominee or the proposal on the date of such shareholder's proposal, (vi) descriptions of any arrangements or understandings between such persons pursuant to which nominations are to be made and any relationships between the nominating shareholder or any person acting in concert with such shareholder and each proposed nominee, (vii) whether such person intends to solicit proxies in connection with the nomination or proposal, (viii) a brief description of the matter (other than nomination of a director) and the reasons for consideration thereof at the meeting, and (ix) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in the proposal or bring such matter before the meeting.
IMPORTANT
If you cannot be present at the meeting, we urge you to PROMPTLY vote your shares by phone, via the internet, or by signing, dating and returning the enclosed Proxy to the address provided.

VOTE BY INTERNET· www.proxyvote.com
Use the Internet to transmit your voting instructions and up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
MFRI, Inc. 7720 N. Lehigh Avenue Niles, Illinois 60714
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE ·1-800-690·6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote    For Withhold For All        To withhold authority to vote for any
FOR the following:                All    All    Except        individual nominee(s), mark "For All
Except" and write the number(s) of the
nominee(s) on the line below.

1.	Election of Directors ☐ ☐ ☐
Nominees
01 David Unger        02 Bradley E. Mautner    03 Dennis Kessler    04 Mark A. Zorko
05 Michael J. Gade    06 David S. Barrie    07 Jerome T. Walker

The Board of Directors recommends you vote FOR the following proposals:            For Against Abstain

2.	the approval of the advisory resolution on executive compensation ☐ ☐ ☐

3.	ratification of the appointment of Grant Thornton LLP as the Company's ☐ ☐ ☐
independent accountant for the fiscal year ending January 31, 2015.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, excluding exhibits is/are available at www.proxyvote.com.

MFRI, INC.

Annual Meeting of Shareholders
JUNE 17, 2014 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints DAVID UNGER, BRADLEY E. MAUTNER and KARL J. SCHMIDT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of shareholders to be held at The Hilton Rosemont Chicago O'Hare, 5550 North River Road, Rosemont, Illinois on June 17, 2014 at 10:00 a.m. Central time and at any adjournment thereof, with all the powers the undersigned would possess if present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of the director nominees, for proposals 2 and 3 and in the discretion of the proxies upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.